Clean Vision CEO Issues Mid-Year 2023 Letter to Shareholders

·	Company reaches major revenue and operational inflection point
·	Operations and revenue ramp-up underway for Q3-Q4 2023, to accelerate throughout 2024
·	Target of $5.7 million in 2023 gross revenue
·	Clean-Seas Morocco operational and generating revenue
·	New US-based projects announced in West Virginia and Arizona
·	AquaH™ plastic to hydrogen technology development progressing

Los Angeles, CA – June 26, 2023 – Clean Vision Corporation (the “Company” or “Clean Vision”), parent company of its wholly owned subsidiaries, Clean-Seas, Inc. (“C-S” or “Clean Seas” and “EcoCell”), today issued the following letter from its Chairman and Chief Executive Officer, Dan Bates.

Dear Clean Vision Shareholders,

The first half of 2023 reflects the business traction we have achieved through three years of hard work establishing the Company’s foundation, and we expect this progress to continue and expand. This diligent effort has brought us to an inflection point, where we no longer see our Company as a scrappy start-up, trying to find our way in the world of sustainability. We are now moving Clean Vision to a position of solid business fundamentals with a focus on attacking global waste plastic issues and revenue generation as is discussed below. In doing so, the Company is being recognized for its work with new deal flow and business opportunities.

Clean-Seas, our wholly owned subsidiary that is helping to solve the world’s plastic waste problem, has spent the better part of the past three years working the challenges and the related business opportunities created by China’s National Sword (“National Sword”) policy implemented on January 1, 2018. National Sword banned the importation of many recyclables, including waste plastics, and other nations followed suit, resulting in a build-up of waste plastics throughout the world. This precipitated a global crisis, whereby developed countries no longer had an inexpensive or convenient outlet for their recyclable material.

In establishing the patent-pending Plastic Conversion Network (“PCN”), Clean-Seas has created an opportunity to relieve the pressure presented by National Sword on the world’s waste plastic problems. We have leveraged pre-existing relationships and developed many more, both domestically and internationally, in order to stand up what we believe will be a game-changing business, focused on plastic pollution. We have established relationships with preferred pyrolysis technology vendors and feedstock suppliers across the globe, and I firmly believe that we now have all the pieces in place to provide a valuable service to countries, states, municipalities, corporations, and multinational petrochemical companies.

And this belief is being recognized.

The Tipping Point – Clean-Seas

Our facility in Hyderabad, India, in association with the Indian Institute of Chemical Technology (“IICT”), is working on perfecting a process for converting plastic feedstock into clean hydrogen. The visibility of this project throughout India and the collaborative work we have done with the Hyderabad Marathon has led to opportunities throughout the country. We are very excited to begin developing these projects in the world’s second most populous country which, like all other countries, has an enormous plastic problem.

This past May, we announced the completion of our acquisition of a 51% equity interest of Ecosynergie Group in Agadir, Morocco (“Ecosynergie”) and the establishment of Clean-Seas Morocco. Clean-Seas Morocco is our first commercial facility and began operations in May 2023. Clean-Seas Morocco is currently converting 20 tons per day (TPD) of plastic feedstock and plans to expand to 70TPD in July of this year. Current expectations are to add another 50TPD in October, bringing the total to 120TPD. The two 50TPD units operated by Clean-Seas Morocco were purchased by Ecosynergie and were included as part of the acquisition. We expect that as we reach 120TPD before the end of this year the facility will be generating approximately $1M USD per month. In order to expand the facility to 500TPD, Clean-Seas Morocco will need additional capital for technology, infrastructure and labor to support its growth. We expect to secure this capital in the form of project finance, ESG funding or potentially launching a green bond, all of which can provide the needed capital to scale operations without diluting our shareholders.

Five-Year Projected Gross Revenue: Morocco

2023	2024	2025	2026	2027
$5,724,469	$36,875,500	$60,664,500	$80,489,500	$82,472,000

Closer to home, we have announced projects in West Virginia and Arizona. Clean-Seas West Virginia was recently established to stand up our facility in Quincy, West Virginia. We have located a site for our project on 10 acres of land which includes a 40,000 square-foot facility from which we currently plan to launch our 100TPD facility, our first PCN hub for the mid-Atlantic states. The state of West Virginia has offered us a generous $12m+ incentive package, which includes $1.75m in a forgivable loan as long as 40 jobs are created at this site within 3 years of operations. We anticipate that the total cost to secure the land, facility and fund this project will be approximately $50M USD. While we have not yet secured a financing source, we are in the process of seeking debt financing in addition to the resources noted above to fund this project. We have under contract with MacValley, LLC, a feedstock agreement for 100TPD of post-industrial plastic which we will use once the project is operational. Our current plans are to start operations on our project in West Virginia in the first quarter of 2024. As with all PCN hubs, we will start conservatively and expect to scale up to 500TPD.

Five-Year Projected Gross Revenue: West Virginia

2023	2024	2025	2026	2027
	$12,208,444	$30,990,667	$47,894,667	$56,346,667

Clean-Seas Arizona (CSA) has been established under our previously announced Service Agreement with the Rob and Melani Walton Sustainability Solutions Service (“WSSS”) and Arizona State University (“ASU”). We are in the process of securing a suitable facility near the city of Phoenix to begin operations at 100TPD with feedstock being supplied from the Phoenix metro area and the western United States. Under the Services Agreement, WSSS and ASU will assist CSA in securing land, permits, feedstock and other needed services. It is the goal of both WSSS and CSA to create clean hydrogen from plastic feedstock utilizing the technology developed with IICT to produce AquaH™, Clean-Seas’ branded hydrogen, in the latter part of 2024. The project is planned to expand to 500TPD with the WSSS organization leading the way, and CSA will also pursue Biden Administration hydrogen hub program funding.

Five-Year Projected Gross Revenue: Arizona

2023	2024	2025	2026	2027
	$11,269,333	$30,990,667	$47,894,667	$56,346,667

Clean-Seas’ AquaHTM: The Ultimate Clean Hydrogen Fuel

With an eye toward future-proofing our business plan and enhancing profitability, we are developing a proprietary component in our plastic pyrolysis plants designed to produce clean hydrogen which we have branded AquaHTM and it is nearing commercial stage, which we anticipate to be ready for deployment in the 1st Quarter of 2024.

We believe hydrogen is the ultimate clean fuel with water vapor as its only byproduct. We believe that producing it from waste plastic is the green economy holy grail. Unlike the traditional method of hydrogen production, electrolysis, AquaH™ does not require electricity or water and diverts the plastic feedstock from landfills, incineration and our oceans - an environmental home run. It is estimated that half a trillion dollars are being committed worldwide to the development of clean hydrogen as both a consumer and commercial fuel and the Clean-Seas portfolio has the opportunity to produce this product at scale.

Not to be forgotten, we have also been developing a proprietary hydrogen fuel cell, “EcoCell,” for storing that energy safely and efficiently. The initial R&D has been completed and the first prototype in nearing completion. After final assembly and thorough testing and data collection, we expect the EcoCell product to be ready for potential customer or partner demonstration in the third quarter of this year.

Our Clean Vision and Clean-Seas family continues to grow, and I could not be prouder to work shoulder to shoulder with our teams in India, Morocco, the UK and here in the US. Our Company now includes experts in chemical and mechanical engineering, sustainability, business development, operations and management, with a Board of Directors that adds years of experience in all facets of public company corporate development and governance.

I hope that this letter has provided a roadmap of the future of the Company and has answered many of the questions that have been asked in the recent past. I and my team are committed to the success of Clean Vision and its subsidiaries and to tackling the global was plastic problems at scale, and it would not be possible without you. I thank you for your support and patience and commitment to making the world a cleaner and more prosperous place.

Sincerely,

Dan Bates

CEO

About Clean Vision Corporation

Clean Vision Corporation operates and intends to acquire and operate a portfolio of synergistic companies in the sustainable clean technology and green energy sectors. For more information, visit: cleanvisioncorp.com and follow us on Twitter: @CleanVisionCorp

About Clean-Seas, Inc.

Clean-Seas, Inc. is a wholly owned subsidiary of Clean Vision. It is working to provide efficient and cost-effective technology solutions that address locally the global waste plastic crisis as creating economic opportunity and social benefit across the world. Clean-Seas plans to work towards offering "best in class" pyrolysis technology deployment with strategic alliances for plastic diversion and conversion, including securing feedstock of plastic and off-take agreements. For more information, visit: clean-seas.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our projected revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business; our ability to raise the capital needed to meet future expectations and expand project capacity which depend on factors outside of our control; and our ability to attract, retain and executed on projects with our business partners. The forward-looking statements contained in this press release are also subject to other risks and uncertainties. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contact

Clean Vision Corporation

Dan Bates, CEO d.bates@cleanvisioncorp.com

Investors

Frank Benedetto 619-915-9422